Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming Investor Conferences

Credit Suisse HALO Investment Summit, May 25th

B. Riley Securities 22nd Annual Institutional Investor Conference, May 26th

BOCA RATON, FL, May 25, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at both the Credit Suisse HALO Investment Summit on May 25, 2022 and the B. Riley Securities, 22nd Annual Institutional Investor Conference on May 26, 2022.

Credit Suisse HALO Investment Summit:

Company Representative: John Fieldly, Chairman and CEO & Jarrod Langhans, CFO

Fireside Chat Presentation: Wednesday, May, 25th @ 9:00am ET

Presentation webcast link: https://kvgo.com/credit-suisse/celsius-holdings-may-2022

B. Riley Securities 22nd Annual Institutional Investor Conference:

Company Representative: Cameron Donahue, Investor Relations Officer

1x1 Meetings: May 26, 2022

Investor presentation: https://www.celsiusholdingsinc.com/wp-content/uploads/2022/05/CELHPPT5.16.22.pdf

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com